CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Harley-Davidson, Inc. Director Stock Plan of our report dated January 17, 1998, with respect to the consolidated financial statements and schedules of Harley-Davidson, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



   /s/ Ernst & Young LLP

   Milwaukee, Wisconsin
   May 4, 1998